SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)        (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 2, 2010, the Board of Directors of MRV Communications, Inc. (the “Company”) approved a grant of 70,000 options to Mary Jane Gruninger, President of the Company’s Optical Communications Systems division for the work she has been embarking upon to align the division’s three geographically disparate units into a single cohesive entity.  The stock options will vest over four years pro rata in annual installments from the grant date or upon a change of control, with an exercise price equal to the closing price of the Company’s Common Stock on the next available grant date in accordance with Company policy.  Separately, Ms. Gruninger renounced the special retention bonus being accrued at a rate of $3,000 per month from December 2009 that would otherwise have been paid out upon her departure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 4, 2010

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel